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                                                               EXHIBIT (10)(ii)


                             CONFIDENTIAL TREATMENT

                     DIALYSIS SERVICES OF PA., INC-CARLISLE


Dr. Herbert Soller
(Address)


Dear Dr. Soller:

     Dialysis Service of Pa., Inc.-Carlisle(the "Corporation") was recently incorporated in the State of Pennsylvania and wishes to retain you as its Medical Director for its new dialysis facility(the "Center") to be established in or about the Carlisle, Pennsylvania area. You will be retained on a [ * ] basis for consideration of [ * ] commencing upon the Center obtaining its provider number and all licenses and approvals of federal, state and local regulatory agencies in order to provide dialysis services to kidney dialysis patients.

     You are currently under contract as a Medical Director with an affiliated company to the Corporation, Dialysis Services of Pennsylvania, Inc.-Lemoyne dated January 30, 1995(the "Lemoyne MDA"), another subsidiary of our common Parent, Dialysis Corporation of America. Your responsibilities as Medical Director of the Center are outlined in Section 3 of the Lemoyne MDA which are incorporated herein by reference.

     The Corporation acknowledges that you are engaged in the practice of medicine in Lemoyne, Pennsylvania area, in particular, the private practice of nephrology, and agrees that you may continue to be so engaged during the term of this MDA letter agreement and may continue to perform services on behalf of your patients as well as under the Lemoyne MDA.

     In serving the Center you will be acting as an independent contractor and not an employee of the Center or the Corporation and the last two paragraphs of
Section 4 of the Lemoyne MDA are hereby incorporated by reference.

     You agree to be subject to and governed by the federal governments alternative reimbursement plan under the End Stage Renal Disease Program and your physicians fee for services rendered under this Letter Agreement will be billed to the government payment authority on a direct basis by yourself and such physicians fee shall be paid directly to you as Medical Director.

     Your retention herein as Medical Director of the Center is not deemed to be in conflict with Section 7 of the Lemoyne MDA and you agree otherwise to be subject to the terms and restrictions contained therein which are hereby incorporated by reference.



[ * ] Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

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     It is further agreed that the following Sections of the Lemoyne-MDA are hereby incorporated by reference: Indemnity and Malpractice Insurance, Section 9; Social Security Act, Section 10; and Confidentiality, Section 16.

     This MDA Letter Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     If this MDA Letter Agreement and its terms meet with your understanding, agreement and approval please execute below.





DIALYSIS SERVICES OF PA., INC.-CARLISLE



BY: /s/ BART PELSTRING
    ----------------------------
    BART PELSTRING, PRESIDENT




REVIEWED, AGREED TO AND ACCEPTED
HERBERT I. SOLLER, MD



BY: /s/ HERBERT I. SOLLER
    ---------------------------
    DR. HERBERT I. SOLLER